INTERNATIONAL DISTRIBUTION AGREEMENT

THIS INTERNATIONAL DISTRIBUTION AGREEMENT (this "Agreement") is entered into on July _____, 2006, by and between **Provision Interactive Technologies, Inc.** ("PITI"), a California, USA corporation, located at 9253 Eton Avenue, Chatsworth, CA, and the Distributor (as defined below), a limited liability company duly established and existing under the laws of the People's Republic of China ("PRC"). PITI and Distributor are hereinafter referred to individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, PITI is in the business of manufacturing and selling interactive communications systems referred to as the HoloVision™ Aerial Imaging Display Systems ("Systems"), and creating, producing and selling HoloMedia™ advertising media ("Media"), which is run and presented on the System;

WHEREAS, GuoShengRuiMing Co., Ltd. is a limited liability company duly established and existing under the laws of the PRC located at 26 XinXi Road, Suite 814, ShangDi, Beijing, China;

WHEREAS, PITI and GuoShengRuiMing Co., Ltd. have executed a joint venture contract concurrently on the date of this Agreement for the purpose of establishing a joint venture company (the "Distributor") in the PRC (the "**Joint Venture Contract**");

WHEREAS, Distributor seeks the exclusive right to market, sell, rent, place or lease the Systems and to market and sell Media in designated market channels (as defined below) of the designated territories (as defined below) only; and

WHEREAS, PITI is willing to grant Distributor the right to market, sell, rent or lease the Systems and Media (collectively "Products") in the designated market channels of the designated territories only.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, the receipt and sufficiency of which is acknowledged by the Parties, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1. **Incorporation of Recitals and Exhibits.** The foregoing recitals are hereby incorporated into this Agreement as if set forth herein in full. Where the Agreement speaks to Exhibits, such Exhibits shall be incorporated into this Agreement as if set forth in full herein.

2. **Exclusive Right to Market, Sell, Place, Rent and/or Lease.** PITI hereby grants to Distributor the Exclusive right to market, sell, place, rent and/or lease Products ("Rights"). Products are defined as set forth in Exhibit A hereto. The Rights shall only be granted during the term of this Agreement in the designated market channels of the designated territories.

3. **Consideration.** In consideration of PITI granting the Rights, the Distributor shall pay a one-time, non-refundable licensing fee to PITI in the following manner:

i) $25,000 USD to be wire transferred immediately upon the signing of the English version of the Joint Venture Contract between PITI and GuoShengRuiMing Co., Ltd..

ii) $25,000 USD to be wire transferred immediately upon the signing of the Chinese version of the Joint Venture Contract between PITI and GuoShengRuiMing Co., Ltd..

iii) $250,000 USD to be immediately deposited to an escrow account designated by PITI upon the signing of the Chinese version of the Joint Venture Contract. The escrow account shall release $125,000 USD of the deposited funds to PITI once the PRC government issues the business license of the Distributor. The balance of the remaining $125,000 USD shall be released to PITI once the Distributor has demonstrated manufacturing capability by building the first prototype HoloVision product.

4. **Designated Territories.** As used herein, the term "Designated Territories" shall mean the country(ies) of People's Republic of China, Hong Kong, Macao and Taiwan. The marketing, sale, placing, rent and/or lease of Products by the Distributor in places other than the Designated Territories shall require prior written approval by PITI.

5. **The Market Channels.** As used herein, the term "Market Channels" shall mean: 1) point of sale merchandising, 2) advertising displays, and 3) informational kiosks.

6. **Term.** The term of this Agreement shall be for a period of ten (10) years from the date of execution of this Agreement unless terminated by proper notice or as otherwise identified in Section 7 herein below. Future extensions may only be realized upon subsequent written agreements of the Parties hereto.

7. **Termination**. This Agreement may be terminated by mutual agreement. This Agreement may also be terminated:

a) by the non-defaulting Party by giving written notice with immediate effect if either Party commits a material breach of this Agreement and fails to remedy such breach within thirty (30) days of receipt of the other Party's notice requiring remedy.

b) by PITI by giving thirty (30) days prior written notice upon the occurrence of any of the following: (i) Distributor fails to perform any material obligation under this Agreement or markets, sells, places, rents and/or leases Products in places other than the Designated Territories; (ii) Distributor attempts to make an assignment in violation of Section 22; (iii) Distributor becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (iv) a petition under any foreign state or PRC bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by Distributor; or (v) such a petition is filed by any third party or an application for a receiver of Distributor is made by anyone and such petition or application is not resolved favorably to Distributor within sixty (60) days.

8. **Product Distributor and Retail Prices.** Subject to the terms and conditions of this Agreement, GuoShengRuiMing Co., Ltd shall purchase Products from the Distributor at the price established by the the Distributor (excluding freight, insurance, taxes, tariffs, duty, and installation costs).

9. **Currency.** Unless otherwise agreed to in writing by the Parties, all remittances to PITI shall be made in United States Dollars.

10. **Approval of Customers, Acceptance of Orders, and Servicing of Customers** Distributor shall not approve any orders, enter into any contracts purportedly on behalf of PITI to approve or extend any credit, or in any manner whatsoever bind, commit, obligate or attempt to bind, commit or obligate PITI to deliver any System or to perform any service of any nature whatsoever for customers.

11. **Anti-Waiver**. PITI's acceptance of any late act required hereunder of Distributor shall not act as a waiver of any of PITI's rights to enforce the provisions, covenants or restrictions herein.

12. **Obligations of Distributor**. During the term of this Agreement, Distributor shall also use its best efforts to solicit orders and procure contracts for Products, and agrees to conduct his business and affairs so as not to harm or injure PITI's reputation, brand identity, sales or business operations.

All use by Distributor of the trademarks or tradenames of PITI and advertisements or promotional materials of the Products shall be subject to the prior approval of PITI. Distributor shall not remove the trademark, trade name, logo or identification on the Products.

Distributor shall provide PITI with quarterly reports on the marketing, sale, placing, rent and/or lease of Products by the Distributor, market estimates and other relevant information within one month of the end of each quarter.

13. **Relationship Created**. Distributor is not an employee of PITI for any purpose or reason whatsoever, but is an independent contractor. With the exception of investigating customer complaints, neither PITI nor Distributor shall have the right to require the other to collect accounts, make adjustments, bind the other or incur debts, obligations or enter into any agreement or contract or commitment on behalf of the other, nor hold itself out as having any right, power or authority to create any such contract or obligation, either expressed or implied, on behalf of, in the name of or binding upon the other, or to pledge the other's credit, or to extend credit in the other's name, without the other Party's written consent.

14. **Costs and Expenses**. Unless specifically allocated to one or the other Party under the express terms of this Agreement, all costs and expenses incurred by either Party, including but not limited to the payment of any federal, state or local tax on income earned hereunder, shall be borne by the Party which incurs the cost or expense.

15. **Confidential Information.**

The Parties agree that the identification of customers and all information contained in PITI's files pertaining to customers, their business needs and demands, and all pricing information relating to any product or services purchased by any customers at any time prior to the execution of this Agreement constitute confidential information and valuable trade secrets developed at considerable expenses by PITI since the time PITI first began business operations.

To induce PITI to enter into this Agreement, Distributor hereby agrees, and shall cause all others acting by, through or in concert with Distributor to agree, that such information, compilations of information, data, reports, records and memoranda relating to any of the aforementioned items as well as any and all writings and documents which now exist and all information pertaining thereto are irrevocably deemed protected, confidential information and trade secrets, which information is and shall remain PITI's sole property, and which neither Distributor nor any one acting by, through or in concert with Distributor may disclose, reveal or in any manner whatsoever utilize or divulge to any other person or party for any reason whatsoever except as contemplated by this Agreement.

Distributor will protect the confidentiality of all such information which Distributor has obtained from PITI relating to the aforementioned items, and which would not otherwise be known by Distributor, except as a result of its relationship to PITI under this Agreement.

16. **Remedies**. In the event that Distributor, or any other person or entity acting by, through or in concert with Distributor violates the covenants set forth in this section, PITI shall be entitled to immediate injunctive and other relief, with or without notice to Distributor as to the nature of any such violation or breach, and with or without written demand for the cure thereof. Nothing in this section shall be construed as a waiver of PITI's right to seek any other equitable or legal relief or remedies, or the recovery of damages sustained as a result of a breach of these covenants.

It is further agreed that the foregoing covenants in this Agreement pertaining to PITI's right to relief, and every provision thereof, are divisible, so that if the validity of any of the covenants is challenged, the specific limitations as to the type of services involved, the geographic area and time designated, etc., may be modified by any court of competent jurisdiction, so as to create an enforceable covenant not to compete nor disclose confidential information, providing PITI with all reasonable protection which may be practicable relying on the best endeavors of Distributor.

17. **Indemnification.**

17.1 **PITI's Obligation to Indemnify**. PITI hereby agrees to indemnify and hold Distributor harmless from any and all liabilities, claims, demands, costs and attorneys fees however caused by reason of any damage or injury (whether to the body, property or personal or business character or reputation) sustained by Distributor and/or Distributor's property as a result of any proven negligent act or omission to act of PITI, its sub-contractors or employees.

PITI shall further defend, at PITI's sole expense, any and all proceedings, requests for proceedings, actions, causes of action and/or arbitrations brought against Distributor in connection therewith, and shall pay all reasonable attorneys' fees incurred in connection therewith, and the amount of any settlement, award and/or judgment which may otherwise be required to be paid by Distributor in connection therewith, except damages, injuries and/or liabilities resulting from Distributor's own proven acts undertaken or omissions allowed, whether negligent, reckless, willful or of a criminal nature. PITI will have the right to take and control the defense of any such suit or claim and shall have the right to settle any such claim at PITI's cost and expense. This section will survive the expiration or termination of this Agreement.

17.2 **Distributor's Obligation to Indemnify**. Distributor hereby agrees to indemnify and hold PITI harmless from any and all liabilities, claims, demands, costs and attorneys

fees however caused by reason of any damage or injury (whether to the body, property or personal or business character or reputation) including but not limited to any and all salaries, commissions, items of costs or other forms of compensation or reimbursement paid or payable to any of the Distributor's salesmen, employees, sub-agents and/or Distributors, or that sustained by PITI and/or PITI property as a result of any negligent act or omission of Distributor, his sub-contractors, employees or agent.

In addition, Distributor shall further defend at Distributor's sole expense any and all proceedings, request for proceedings, actions, causes of action and/or arbitrations brought against PITI in connection therewith, and shall pay all reasonable attorneys' fees incurred in connection therewith, and the amount of any settlement, award and/or judgment which may otherwise be required to be paid by PITI in connection therewith, except damages, injuries and/or liabilities resulting from PITI's own proven acts undertaken or omissions allowed, whether negligent, reckless, willful or of a criminal nature.

18. **Severability**. Whenever possible each provision of this Agreement shall be interpreted in such manner so as to be effective, valid and binding under applicable law. If the validity or enforceability of any provision of this Agreement is challenged, the Parties agree that the terms and conditions of any such provision may be modified by any court of competent jurisdiction, so as to provide PITI with the greatest possible protection then available under the law. Furthermore, any such prohibition or invalidity shall be effective only to the extent of the provision or provisions involved, and then only to the extent deemed absolutely necessary by any such court of competent jurisdiction, which prohibition or invalidity will not effect the validity or enforceability of the remaining provisions of this Agreement, or any portion thereof.

19. **Notice**. Any notice or any communication required or permitted hereunder shall be in writing and shall have been deemed paid or given, as the case may be, when deposited in the mail, registered or certified, return receipt requested, postage prepaid, or personally delivered, addressed as follows:

If to PITI:

Bob Ostrander
Vice President
Provision Interactive Technologies, Inc.
9253 Eton Avenue
Chatsworth, CA 91311 USA

With a copy to:

J. Randy Dorcy
Legal Affairs
Provision Interactive Technologies, Inc.
9253 Eton Avenue
Chatsworth, CA 91311 USA

If to Distributor:

____
____
____
____

With a copy to:
Sheng Yu, President
GuoShenRuiMing Co. Ltd.
26 XinXi Road, Suite 814, ShangDi
Beijing, China

Each Party shall be entitled to specify a different address by giving notice thereof to the other at the foregoing addresses.

20. **Entire Agreement**. This Agreement supersedes any and all other agreements on the subject matter of this Agreement, whether oral or written, between the Parties. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party which, are not embodied herein, and that no other Agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the Parties.

21. **Interpretation**. The Parties acknowledge and agree, that each has been given the opportunity to independently review this Agreement with legal counsel and/or has the requisite experience and sophistication to understand, interpret and agree to the particular language of the provisions hereof. In the event of an ambiguity of this Agreement, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the Party who causes the uncertainty to exist or against the draftsman.

22. **Binding on Successors/Assignment.** All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties, their heirs, administrators, executors or successors. Distributor shall not assign, delegate or attempt to assign or delegate its

rights and/or obligations arising hereunder, either in whole or in part, by operation of law or otherwise without PITI's prior written consent.

23. **Authority**. The undersigned individuals and/or entities executing this Agreement on behalf of their respective Party's represent and warrant that said individuals are authorized to enter into this Agreement on behalf of such Parties, that the appropriate resolutions have been passed and obtained, and that this Agreement shall be binding on same.

24. **Exhibits**. The documents referred to hereinabove and the exhibits attached hereto are incorporated herein by reference as if set forth in full.

25. **Headings.** The headings contained in this Agreement have been inserted for convenience only and in no way define the scope or interpretation of this Agreement.

26. **Attorneys' Fees.** In the event either Party commences legal proceedings against the other Party to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and costs from the other in addition to all other damages and/or equitable relief.

27. **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

28. **Force Majeure**. If either Party hereto is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, or other acts of God, then upon written notice to the other Party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability.

The disabled Party shall make all reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability. If the disability continues for more than ten (10) days after the cessation of the reason for such disability, the non-disabled Party shall have the right to terminate this Agreement immediately upon written notice, and neither Party shall thereafter have any further rights or obligations hereunder. During any period of disability as set forth in this Article 36, the non-disabled Party may seek to have its needs, which would otherwise be met hereunder, met by others without liability to the disabled Party hereunder.

29. **Governing Law**. This Agreement has been entered into and executed in Los Angeles County, California, United States of America and shall be interpreted in accordance with the laws of the State of California.

30. **Dispute Resolution**

(a) Arbitration

All disputes, controversies or claims arising from, out of or in connection with this Agreement, including a dispute as to the validity or existence of this Agreement (each a "Dispute"), shall be settled through consultation between the Parties. In case no consensus can be reached through consultation within sixty (60) days after a Party notifies the other Party in writing of the Dispute, a Party may refer the Dispute to be resolved by arbitration at the Hong Kong International Arbitration Centre ("HKIAC") pursuant to the United Nations Commission on International Trade Law ("UNCITRAL") arbitration rules.

(b) Language and Appointment of Arbitrators

(i) Any arbitration commenced pursuant to this Section 30 shall have its seat in the Hong Kong Special Administrative Region to be held in HKIAC conducted in English at the HKIAC by a tribunal consisting of three arbitrators to be appointed pursuant to Section 30 (b) (ii) and administered by HKIAC in accordance with the UNCITRAL arbitration rules as at present in force and as may be amended by the rest of this Section 30.

(ii) Unless the parties agree otherwise:

(1) PITI shall appoint one (1) arbitrator and Distributor shall appoint one (1) arbitrator;

(2) if one Party fails to appoint an arbitrator within thirty (30) days of receiving notice of the appointment of an arbitrator by the other Party, that arbitrator shall be appointed by HKIAC; and

(3) the third arbitrator, who shall act as chairman of the tribunal, shall be chosen by the two arbitrators appointed by the Parties. If this third arbitrator is not chosen and appointed within thirty (30) days of the later date of appointment of the two arbitrators appointed by the Parties, the third arbitrator shall be appointed by the HKIAC;

(c) Arbitration Award

The arbitration award shall be final and binding on the Parties and each Party irrevocably waives any right of appeal against the arbitration award.

(d) Continuing Performance of this Agreement

When a Dispute is under arbitration, those provisions of this Agreement not in dispute shall remain effective. The Parties shall continue to fulfill their respective obligations under this Agreement accordingly.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into and signed their respective names hereto on July __________, 2006.

Distributor

By:______________________

Name:
Title:______________________

Provision Interactive Technologies, Inc.

By: ______________________
Name: CURT THORNTON
Title: CEO

Accepted by Acknowledged by

GuoShengKaiMing Co., Ltd.

By: ______________________
Name:
Title: 授权委托代表人

EXHIBIT A

1. **HOLOVISION™ AERIAL IMAGE DISPLAY SYSTEM.** The HoloVision AERIAL IMAGE DISPLAY TECHNOLOGY SYSTEM is a hardware and software system which makes 3-dimensional images float in space.

2. **HOLOMEDIA™ CONTENT MEDIA AND SOFTWARE.** Consists of the propriety HoloSoftware™ and Advertising Media generated and produced by PITI to be utilized in the HoloVision™ Systems.